Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	New Pacific Metals Corp.
Reporting Year	From	7/01/23	To:	6/30/24	Date submitted	12/25/24
Reporting Entity ESTMA Identification Number	E120058		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jalen Yuan		Date		11/25/24
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	7/01/23	To:	6/30/24
Reporting Entity Name	New Pacific Metals Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E120058
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Bolivia, Plurinational State of	The National Government of Bolivia		573,402		29,685					603,087	Payee including: The National Tax Services; The Pension Administrator; The National Health Fund; Mining Administrative Jursdictional Authority.
Bolivia, Plurinational State of	Machacamarca Community				26,210					26,210
Bolivia, Plurinational State of	Carangas Community				16,227				17,959	34,186

Additional Notes:

The functional currency is USD which was converted from local currency using the average exchange rate for the year ended June 30, 2024 of 1USD = BOB 6.96;
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended June 30, 2024 of 1USD = 1.3552 CAD

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	7/01/23	To:	6/30/24
Reporting Entity Name	New Pacific Metals Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E120058
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Bolivia, Plurinational State of	Silverstrike	5,344		11,355				-	16,699
Bolivia, Plurinational State of	Silversand	57,618		31,245				-	88,863
Bolivia, Plurinational State of	Carangas	35,382		29,049				17,959	82,390
Bolivia, Plurinational State of	Administration	475,058		472				-	475,530

Additional Notes[3]:

The functional currency is USD which was converted from local currency using the average exchange rate for the year ended June 30, 2024 of 1USD = BOB 6.96;
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended June 30, 2024 of 1USD = 1.3552 CAD